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                                                                      Exhibit 99

                      Forward looking statements Statement

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation in many instances for forward-looking statements. In order to take advantage of the Act, such statements must be accompanied by meaningful cautionary statements that identify important factors that could cause actual results to differ materially from those that might be projected. This Exhibit is being filed in order to allow the Company to take advantage to the new provisions of this Act by providing the following cautionary statements.

RISK FACTORS AFFECTING THE COMPANY

The Company's business operations and strategy are subject to a number of uncertainties and risks which could adversely affect its performance in the future. Among these are the following:

One of the Company's main growth strategies is the acquisition of other companies and/or product lines in the disposable diagnostic test kits business. Although previous acquisitions have been successful to date, there can be no assurance that additional acquisitions will be consummated or that, if acquisitions are consummated, they will be successful. Because of Gull's size, the challenges faced by the Company in integrating Gull into its operations involves greater risks and uncertainties than prior acquisitions. Acquisitions require a significant commitment of corporate resources, management attention and capital which, in certain cases, could exceed that available to the Company. In addition, the benefits expected from such acquisitions will not be achieved fully unless the operations of the acquired entities are successfully integrated with those of the Company.

The diagnostic test industry is characterized by ongoing technological developments and changing customer requirements. The Company's success and continued growth depend, in part, on its ability to develop or acquire rights to, and successfully introduce into the marketplace, enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by the Company's competition. While the Company has introduced over twenty new products since 1991, there can be no assurance that it will be successful in developing or acquiring such rights to products on a timely basis or that such products will adequately address the changing needs of the marketplace.

Approximately 27% of the Company's net sales for fiscal 1998 were attributable to international sales, primarily in Western Europe. Although the majority of the Company's international sales have been made in U.S. dollars, the Company is subject to the risks associated with fluctuations in currency exchange rates, in particular, the recent strengthening of the dollar. The Company cannot assure that sales of certain products made under endemic conditions in specific geographic areas during fiscal 1998 will continue in fiscal 1999. The Company is also subject to other risks associated with international operations, including tariff regulations, requirements for export licenses and medical licensing and approval requirements.



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The healthcare industry is in transition with a number of changes that affect the market for diagnostic test products. Changes in the healthcare delivery system have resulted in major consolidation among reference laboratories and in the formation of multi-hospital alliances, reducing the number of institutional customers for diagnostic test products. There can be no assurance that the Company will be able to enter into and/or sustain contractual or other marketing or distribution arrangements on a satisfactory commercial basis with these institutional customers.

Many of the Company's competitors have greater financial and other resources than the Company. These resources could give them an advantage in price, service and development of competing products.

In recent years, the federal government has been examining the nation's healthcare system from numerous standpoints, including the cost of and access to health care and health insurance. Proposals impacting the health care system are constantly under consideration and could be adopted at any time. It is unclear what effect the enactment of such proposals would have on the Company.



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